EXHIBIT 16.1

January 14, 2009	Audit • Tax • Advisory Grant Thornton LLP 1301 International Parkway Suite 300 Sunrise, FL 33323

U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	T 954.768.9900 F 954.768.9908 www.GrantThornton.com
Re: Bioheart, Inc.
File No. 001-33718
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Bioheart, Inc. dated January 13, 2009, and agree with the statements concerning our Firm contained therein.
Very truly yours,
/s/ Grant Thornton LLP